EXHIBIT 5.1

יגאל ארנון ושות'
עורכי דין   ונוטריון
YIGAL  ARNON  &  CO.
ADVOCATES   AND   NOTARY

Jerusalem	June 11, 2009
Ref.	9285

Rosetta Genomics Ltd.
10 Plaut Street
Rehovot 76706
Israel

Ladies and Gentlemen:

We have acted as counsel to Rosetta Genomics Ltd., a company organized under the laws of the State of Israel (the "Company"), in connection with the Company's Registration Statement on Form F-3 (the "Registration Statement").  The Registration Statement relates to the disposition from time to time under the United States Securities Act of 1933, as amended (the "1933 Act"), of up to 2,000,000 Ordinary Shares, par value NIS 0.01 each, of the Company (the "Shares") held by Prometheus Laboratories Inc., a California corporation (the "Selling Shareholder"), which Shares were issued to the Selling Shareholder by the Company pursuant to a Stock Purchase Agreement, dated April 10, 2009, between the Company and the Selling Shareholder (the "Purchase Agreement").

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, certificates, and other statements of corporate officers and other representatives of the Company, and other documents provided to us by the Company, and such other documents and corporate records, questions of law and other matters as we deemed necessary or appropriate in order to enable us to express the opinion hereinafter set forth.  As to matters of fact relevant to our opinion, we have relied exclusively, without independent investigation or verification, upon the Purchase Agreement, the other documents referred to hereinabove, and upon matters of fact contained in the representations and warranties contained in such documents.

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all photocopies, conformed copies or facsimiles submitted to us, the genuineness of all signatures and the legal capacity and due authenticity of all persons executing such documents.  We have assumed the same to have been properly given and to be accurate, and we have assumed the truth of all facts communicated to us by the Company, and have assumed that all consents, minutes and protocols of meetings of the Company's board of directors and shareholders meetings of the Company which have been provided to us are true, accurate and have been properly prepared in accordance with the Company's incorporation documents and all applicable laws.

Jerusalem: 22 J. Rivlin Street, Jerusalem 94240 Tel. (+972) 2-623-9200    Fax. (+972) 2-623-9236
Tel Aviv:    1 Azrieli Center, Tel Aviv 67021    Tel. (+972) 3-608-7777   Fax. (+972) 3-608-7724
www.arnon.co.il     info@arnon.co.il

YIGAL ARNON & CO.	- 2 -	יגאל ארנון ושות'

Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, nor examined the records of courts, administrative tribunals, or any other similar entity in connection with our opinions expressed herein, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel as the same are in force on the date hereof, and we have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Company is a corporation duly organized and validly existing under the laws of the State of Israel.

2.	The Shares issued and sold by the Company to the Selling Shareholder in accordance with the Purchase Agreement are duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and the use of our name where appearing in the Registration Statement in connection with Israeli law.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel.  This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside of the State of Israel.

Very truly yours, /s/ Yigal Arnon & Co. Yigal Arnon & Co.